SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                      ____________________


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): July 24, 1997




                    HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                 001-12159           75-2656828
(State or other            (Commission       (I.R.S. Employer
jurisdiction of            File Number)      Identification No.)
incorporation)




13085 Industrial Seaway Road, Gulfport, Mississippi      39503
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (601)896-0029




                        (Not Applicable)
  (Former name or former address, if changed since last report)

            INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

     On July 24, 1997, Halter Marine Group, Inc. ("Halter") issued a press release (the "Press Release") announcing its contemplation of a Rule 144A offering of debt securities. For additional information regarding the offering, reference is made to the Press Release, a copy of which is attached as an exhibit hereto.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit 99.10 - Press Release of Registrant dated July
          24, 1997


                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HALTER MARINE GROUP, INC.
                              (Registrant)


                              By:  _______________________
                                   John Dane, III
                                   Chairman, President and
                                   Chief Executive Officer


Date: July ___, 1997

                         EXHIBIT INDEX
    Exhibit
    Number     Description of Exhibits


     99.10     Press Release of Registrant dated July 24, 1997.

                                                    PRESS RELEASE
                                      For release:  July 24, 1997
                  Contact: Risk S. Rees, Executive Vice-President
                      Keith Voigts, Senior Vice-President and CFO
                                                     601-896-0029


GULFPORT, Miss...Halter Marine Group, Inc. (AMEX:HLX) announced today that it is in the process of preparing a Rule 144A offering of debt securities. It is currently contemplated that the offering will involve $100 million of debt securities, although the size and terms of the offering are subject to change. The securities offered in the Rule 144A offering will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     If completed, the proceeds of the offering will be used to repay the Company's indebtedness under its senior credit facility, and to repay the principal amount of promissory notes issued in connection with the acquisition of Texas Drydock, Inc. (now TDI-HALTER, Inc.). It is anticipated that the offering will be completed by mid September.

     Halter Marine Group, Inc. includes 17 shipyards in Texas, Louisiana, Mississippi and Florida. The company specializes in the design, construction, conversion and repair of a wide variety of vessels for energy, commercial, government/military and pleasure boat markets as well as mobile offshore drilling units. Shipyards of the Halter Marine Group have built more than 2,000 vessels in the past 40 years.

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